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                                                                      EXHIBIT 10

                                    HCA INC.
                     2002 PERFORMANCE EQUITY INCENTIVE PLAN

Purpose and Administration of the Plan

The Performance Equity Incentive Plan ("Plan") has been established to encourage outstanding performance of employees who are in a position to make substantial contributions to the success of the Company. This plan is governed by the Company's 2000 Equity Incentive Plan.

Participation

Eligibility to participate in the Plan shall be extended generally to all full time regular/corporate payroll Director and above with at least three months employment in the fiscal year ("Participants") subject to approval by the CEO of HCA. For a Participant added during the Fiscal Year, the consideration shall be determined pursuant to the Plan and prorated. Proration may also apply to employees who transfer to a position eligible for a different incentive target.

Incentive Calculation and Payment

Plan payments for Participants are based on a combination of financial/non financial measurements (see chart below). As soon as practical, after the Fiscal Year, when the financial results of the Company are known, the appropriate senior officer will review and recommend plan payments. The Committee may make adjustments to performance targets deemed necessary to avoid unwarranted penalties or windfalls; providing however, such adjustments for covered officers can only be in the form of a reduction. Such adjustments will recognize uncontrollable outside factors and will be kept to a minimum. Payments shall be made as soon as practicable, after the annual financial results are known, but in no event later than three months after the Fiscal Year. Payments will be in the form of restricted stock that will vest at 50% per year over the following two years. This Plan is not a "qualified" plan for tax purposes, and any payments are subject to tax withholding requirements.

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                                         FINANCIAL                                       NON-FINANCIAL
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                           EBITDA       EPS(1)        Other              Satisfaction          Employee       Individual
                         (Actual to                                   Corporate - Client     Satisfaction      Specific
                           Budget)                                   Operations - Patient                        Goals
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
Covered Officers(2)         100%
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Corporate SVP's                           80%                                10%                  10%
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Group Operations             40%          40%                                                                     20%
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Corporate - Other(3)                      25%          25%                   10%                                  40%
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Hospitals                    70%(4)                                          15%                                  15%
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RSC(5)                                                 80%                                                        20%
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

Termination of Participant

In the event a payment is due pursuant to the Plan and a Participant's employment with the Company is terminated prior to the payment by reason of retirement, total and permanent disability or death, such Participant (or estate in the event of death) shall receive a pro rata payment. A Participant who is otherwise voluntarily or involuntarily separated prior to the payment of any Incentive Compensation shall cease to be a Participant and shall not have earned any right to receive any payments pursuant to the Plan. In addition, a Participant will forfeit all unvested shares at the time of separation.



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(1) EPS will have a potential upside of 150% for exceeding budgeted EPS.

(2) Covered Officer incentive pool = Total Company EBITDA X .02%. The maximum % that each covered officer may earn from this pool is: CEO - 36%;
President - 21%; all other covered officers 14.3%.

(3) Corporate Departments financial measures will be 25% EPS and 25% Department Budget.

(4) EBITDA for Hospital Executives will have an upside potential of up to 200% for exceeding budget. Half of this measure will be calculated with bad debt, and half will be calculated without, for facilities supported by a Revenue Service Center (RSC).

(5) RSC's will be based on financial measures related to shared services (i.e., AR, Bad Debt, Operating Cost v. Budget).